Exhibit 10.3

EXECUTION VERSION

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of February 4, 2008 (this “Agreement”), by and among the Lenders executing this Joinder Agreement (each, an “Incremental Tranche B-2 Term Loan Lender” and, collectively, the “Incremental Tranche B-2 Term Loan Lenders”), INTELSAT CORPORATION (formerly known as PanAmSat Corporation), a Delaware corporation (the “Borrower”) and Credit Suisse, Cayman Island Branch, as Administrative Agent (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of August 20, 2004, as amended and restated as of March 22, 2005 and as further amended and restated as of July 3, 2006 (as amended, supplemented or otherwise modified from time to time, including Amendment No. 2 (as defined below), the “Credit Agreement”), among the Borrower, the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), the Administrative Agent and the other parties thereto (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish Incremental Revolving Credit Commitments and/or Incremental Tranche B-2 Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with Incremental Tranche B-2 Term Loan Lenders and/or Incremental Revolving Loan Lenders, as applicable; and

WHEREAS, the Borrower has requested, and each of the Incremental Tranche B-2 Term Loan Lenders has agreed, subject to the terms and conditions hereof, to provide, Incremental Tranche B-2 Term Loans comprised of 33.34% Incremental Tranche B-2-A Term Loans, 33.33% Incremental Tranche B-2-B Term Loans and 33.33% Incremental Tranche B-2-C Term Loans and each Incremental Tranche B-2 Term Loan Lender shall be allocated an equal portion of each;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Incremental Tranche B-2 Term Loan Lender party hereto hereby severally agrees to commit to provide its respective Incremental Tranche B-2 Term Loan Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below.

Each Incremental Tranche B-2 Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Incremental Tranche B-2 Term Loan Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as an Incremental Tranche B-2 Term Loan Lender.

Each Incremental Tranche B-2 Term Loan Lender hereby agrees to make its respective Commitment on the following terms and conditions:

1.	Applicable Margin. The Applicable ABR Margin and the Applicable LIBOR Margin shall have the same meaning as set forth in the Credit Agreement after giving effect to the Amendment No. 2.

2.	Principal Payments. The Borrower shall make principal payments on the Incremental Tranche B-2 Term Loans as set forth in the proviso in Section 2.5(c) of the Credit Agreement.

3.	Voluntary and Mandatory Prepayments. Scheduled installments of principal of the Incremental Tranche B-2 Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Incremental Tranche B-2 Term Loans in accordance with Sections 5.1 and 5.2 of the Credit Agreement, respectively.

4.	Proposed Borrowing. This Agreement represents the Borrower’s request to borrow Incremental Tranche B-2 Term Loans from the Incremental Tranche B-2 Term Loan Lenders as follows (the “Proposed Borrowing”):

a.	Business Day of Proposed Borrowing: February 4, 2008

b.	Amount of Proposed Borrowing: $150,000,000

c.	Interest rate option:

LIBOR Loans

with an initial Interest

Period of 1 month

5.	Incremental Tranche B-2 Term Loans. Each of the Incremental Tranche B-2 Term Loans shall consist of Incremental Tranche B-2-A Term Loans, Incremental Tranche B-2-B Term Loans and Incremental Tranche B-2-C Term Loans, in each case, in the respective amounts of 33.34%, 33.33% and 33.33%, and each Incremental Tranche B-2 Term Loan Lender shall be allocated an equal portion of each, each of which shall be a separate Series B-2-A-1, B-2-B-1 and B-2-C-1 and shall be maintained as such in the Register (and for the avoidance of doubt voluntary and mandatory prepayments shall be made in respect of each such Series on a pro rata basis with any prepayments of the corresponding Tranche B-2-A Term Loans, Tranche B-2-B Term Loans and Tranche B-2-C Term Loans).

6.	Incremental Tranche B-2 Term Loan Lenders. Each Incremental Tranche B-2 Term Loan Lender acknowledges and agrees that upon its execution of this Agreement and the making of Incremental Tranche B-2 Term Loans that such Incremental Tranche B-2 Term Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

7.	Credit Agreement Governs. Except as set forth in this Agreement, the Incremental Tranche B-2 Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

8.	Borrower’s Certifications. By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and the Borrower hereby certify that:

i.	the acquisition of Intelsat Holdings, Ltd. contemplated in the Share Purchase Agreement dated as of June 19, 2007 among Serafina Holdings Limited, Serafina Acquisition Limited and certain shareholders of Intelsat Holdings, Ltd., as amended, has been consummated;

ii.	Amendment No. 2 to the Credit Agreement, dated as of January 25, 2008 (“Amendment No. 2”) has become effective;

iii.	the Borrower shall have paid all reasonable out-of-pocket costs and expenses in connection with the preparation, reproduction, execution and delivery of this Agreement (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel);

iv.	the Borrower shall have paid all fees that it separately has agreed to be paid in connection with this Agreement;

v.	the Borrower shall have delivered or caused to be delivered a legal opinion from Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Borrower;

vi.	the Borrower and its Subsidiaries are, and after giving pro forma effect to the Borrowing contemplated hereby (and the application of proceeds therefrom) will be, in compliance with the covenant set forth in Section 11 of the Credit Agreement (without giving effect to any waiver pursuant to clause (a) thereto or any application of clause (b) thereto and regardless of whether or not the Renewed Revolving Credit Commitment has been terminated) as of the last day of the most recently ended fiscal quarter for which financial statements have been prepared and delivered after giving effect to such Incremental Loan Commitments and any Investment to be consummated in connection therewith;

vii.	the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

viii.	no event has occurred and is continuing or would result from the consummation of the proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default and each of the conditions set forth in Section 7 of the Credit Agreement has been satisfied; and

ix.	the Borrower has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

9.	Eligible Assignee. By its execution of this Agreement, each Incremental Tranche B-2 Term Loan Lender represents and warrants that it is an Eligible Assignee.

10.	Notice. For purposes of the Credit Agreement, the initial notice address of each Incremental Tranche B-2 Term Loan Lender shall be as set forth below its signature below.

11.	Foreign Lenders. For each Incremental Tranche B-2 Term Loan Lender that is a Foreign Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Incremental Tranche B-2 Term Loan Lender may be required to deliver to the Administrative Agent pursuant to subsection 5.4(d) of the Credit Agreement.

12.	Recordation of the Incremental Loans. Upon execution and delivery hereof, the Administrative Agent will record the Incremental Tranche B-2 Term Loans made by each Incremental Tranche B-2 Term Loan Lender in the Register.

13.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

14.	Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

15.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

17.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the date first above written.

INTELSAT CORPORATION

By:
Name: Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH
as a Lender

By:
Name:
Title:

Notice Address:
Attention: Telephone: Facsimile:

BANK OF AMERICA, N.A.
as a Lender

By:
Name: Title:

Notice Address: Attention: Telephone: Facsimile:

MORGAN STANLEY SENIOR FUNDING, INC.
as a Lender

By:
Name:
Title:

Notice Address:
Attention: Telephone: Facsimile:

Consented to by:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name: Title: